SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 5, 2000


                                GOLDEN SOIL, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



          000-28475                                        87-0635270
   ------------------------                    --------------------------------
   (Commission File Number)                    (IRS Employer Identification No.)


       ALUMINUM TOWER 5TH FLOOR, 2 LIMASSOL AVENUE, 2003 NICOSIA, CYPRUS
       -----------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (357) 233-6933
                                                    --------------


                     372 EAST 12600 SOUTH DRAPER UTAH 84020
                 ---------------------------------------------
                 (Former address if changed since last report)





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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                    Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                    Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                    Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                    Not Applicable.

ITEM 5.  OTHER EVENTS

                    On July 21, 2000, Deremie Enterprises Limited, a company wholly owned by Xenios Xenopoulos, pursuant to a purchase and sale agreement dated July 21, 2000 ( the "Purchase Agreement") acquired on a post-split basis 1,967,500 shares in the common stock of Golden Soil, Inc., the Registrant, from the holdings of Jeff and Shawni Larrabee. This sale represents approximately 29% of the issued and outstanding shares of the common stock of the Registrant and is considered restricted securities. Jeff and Shawni Larrabee were the sole officers and directors of the Company.

                    On August 8, 2000, Jeff and Shawni Larrabee, the officers and directors of the Company, resigned and the following director was elected to replace them: Xenios Xenopoulos, President, Secretary, Treasurer and Director.

ITEM 6. RESIGNATION OF DIRECTORS

                    Not Applicable

ITEM 7.  FINANCIAL STATEMENTS

                    Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR

                    Not Applicable.


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EXHIBITS

17.1 Letter regarding resignation of director.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


GOLDEN SOIL, INC.

 By:


/s/ Xenios Xenopoulos
---------------------------------
Xenios Xenopoulos, President

 And:

/s/ Xenios Xenopoulos
---------------------------------
Xenios Xenopoulos, Secretary and Treasurer

Dated: September 5, 2000